Registration No. 333-______

    As filed with the Securities and Exchange Commission on February 19, 2008

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                  Washington,
                                   D.C. 20549

                              ___________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                              Magyar Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                       20-4154978
  (State or Other Jurisdiction of                       (I.R.S. Employer
   Incorporation or Organization)                      Identification No.)


                               400 Somerset Street
                         New Brunswick, New Jersey 08901
                    (Address of Principal Executive Offices)


                Magyar Bancorp, Inc. 2006 Equity Incentive Plan
                            (Full Title of the Plan)

                                   Copies to:

          Elizabeth E. Hance                     John J. Gorman, Esquire
 President and Chief Executive Officer       Luse Gorman Pomerenk & Schick, P.C.
          Magyar Bancorp, Inc.              5335 Wisconsin Ave., N.W., Suite 400
          400 Somerset Street                     Washington, D.C.  20015
     New Brunswick, New Jersey 08901         (202) 274-2000   (732) 342-7600
      (Name, Address and Telephone
       Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered(1)           Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.01 per share                  104,479 (2)         $10.81(7)                $1,129,418              $44
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.01 per share                   4,452  (3)         $10.81(7)                 $48,126                 $2
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.01 per share                  217,826 (4)         $14.61(6)                $3,182,438              $125
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.01 per share                   54,503 (5)         $10.81(7)                 $589,177                $23
--------------------------------------------------------------------------------------------------------------------

TOTALS                           381,260                                      $4,949,159              $194
--------------------------------------------------------------------------------------------------------------------

-----------------------
(1)  Together  with an  indeterminate  number of  additional  shares that may be necessary to adjust the number of shares reserved for issuance  pursuant to the Magyar  Bancorp,  Inc. 2006 Equity  Incentive  Plan (the "Stock Benefit
     Plan") as a result of a stock split,  stock dividend or similar  adjustment of the  outstanding  common stock of Magyar  Bancorp,  Inc. (the "Company")
     pursuant to 17 C.F.R. Section 230.416(a).
(2)  Represents the number of shares of common stock awarded as restricted stock but not vested under the Stock Benefit Plan.
(3)  Represents the number of shares of common stock reserved for issuance under the Stock Benefit Plan for any future grants of restricted stock.
(4)  Represents  the number of shares of common  stock  currently  reserved  for issuance for options granted pursuant to the Stock Benefit Plan.
(5)  Represents the number of shares of common stock reserved for issuance under the Stock Benefit Plan for any future grants of stock options.
(6)  Determined pursuant to 17 C.F.R. Section 230.457(h)(1).
(7)  Determined pursuant to 17 C.F.R. Section 230.457(c).

                           -------------------------

     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2.  Plan Information and Registrant Information and Employee Plan
                Annual Information

     The documents containing the information specified in Parts I and II of Form S-8 have been or will be sent or given to participants in the Stock Benefit Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

     The  following   documents   previously  or  concurrently  filed  with  the
Commission are hereby incorporated by reference in this Registration Statement:

     a) The Annual Report on Form 10-KSB of the Company for the fiscal year ended September 30, 2007 (Commission File No. 000-51726), filed with the Commission on December 31, 2007 pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

     b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report on Form 10-KSB referred to in (a) above; and

     c) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission on January 13, 2006 (Commission File No. 000-51726).

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     None.

Item 6.  Indemnification of Directors and Officers

     Articles NINTH and TENTH of the Certificate of Incorporation of Magyar Bancorp, Inc. (the "Corporation") set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

     NINTH:

     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     B. The right to indemnification conferred in Section A of this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article NINTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     C. If a claim under Section A or B of this Article NINTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article NINTH or otherwise shall be on the Corporation.

     D. The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

     E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

     TENTH: A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  List of Exhibits.

Regulation S-K                                                         Reference to Prior Filing or
Exhibit Number                      Document                           Exhibit No. Attached Hereto
--------------                      --------                           ----------------------------
         4        Form of Common Stock Certificate                              *

         5        Opinion of Luse Gorman Pomerenk & Schick, P.C.                Attached as Exhibit 5

         10       Magyar Bancorp, Inc. 2006 Equity Incentive Plan               **

         23.1     Consent of Luse Gorman Pomerenk & Schick, P.C.                Contained in Exhibit 5

         23.2     Consent of Grant Thornton LLP                                 Attached as Exhibit 23.2

         24       Power of Attorney                                             Contained on Signature Page
---------------------

* Incorporated by reference to Exhibit 4 to the Registration Statement on Form SB-2 (Commission File No. 333-128392 originally filed by the Company under the Securities Act of 1933, with the Commission on September 16, 2005, and all amendments or reports filed for the purpose of updating such description.
** Incorporated by reference to Appendix A to the proxy statement for the Company's 2007 Annual Meeting of Stockholders (Commission File No. 000-51726), filed by the Company under the Securities and Exchange Act of 1934, on January 8, 2007.

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brunswick, State of New Jersey, on this 19th day of February, 2008.


                                            MAGYAR BANCORP, INC.


                                        By: /s/ Elizabeth E. Hance
                                            Elizabeth E. Hance, President and
                                            Chief Executive Officer
                                            (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Magyar Bancorp, Inc. (the "Company") hereby severally constitute and appoint Elizabeth E. Hance, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Elizabeth E. Hance may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be granted and shares of common stock to be issued upon the exercise of stock options to be granted under the Magyar Bancorp, Inc. 2006 Equity Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Elizabeth E. Hance shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures                                  Title                                       Date
----------                                  -----                                       ----


/s/ Elizabeth E. Hance              President and Chief Executive Officer               February 19, 2008
---------------------------
Elizabeth E. Hance                  (Principal Executive Officer)



/s/ Jon R. Ansari                   Senior Vice President                               February 19, 2008
---------------------------
Jon R. Ansari                       and Chief Financial Officer,
                                    (Principal Financial and
                                    Accounting Officer)



/s/ Joseph J. Lukacs, Jr.           Chairman of the Board                               February 19, 2008
---------------------------
Joseph J. Lukacs, Jr.



/s/ Thomas Lankey                   Vice Chairman of the Board                          February 19, 2008
------------------
Thomas Lankey



/s/ Andrew G. Hodulik                       Director                                    February 19, 2008
---------------------------
Andrew G. Hodulik



/s/ Martin A. Lukacs                        Director                                    February 19, 2008
---------------------------
Martin A. Lukacs



                                            Director
---------------------------
Salvatore J. Romano



Edward C. Stokes, III                       Director                                    February 19, 2008
---------------------------
Edward C. Stokes, III



/s/ Joseph A. Yelencsics                    Director                                    February 19, 2008
---------------------------
Joseph A. Yelencsics


                                  EXHIBIT INDEX


Exhibit Number             Description
--------------             -----------

         4 Form of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Registration Statement on Form SB-2 (Commission File No. 333-128392), originally filed by the Company under the Securities Act of 1933 with the Commission on September 16, 2005, and all amendments or reports filed for the purpose of updating such description).

         5                 Opinion of Luse Gorman Pomerenk & Schick, P.C.

         10 Magyar Bancorp, Inc. 2006 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Company's 2007 Annual Meeting of Stockholders (Commission File No. 000-51726), filed by the Company under the Securities and Exchange Act of 1934, on January 8, 2007).

         23.1              Consent  of  Luse  Gorman  Pomerenk  &  Schick,  P.C.
                           (contained in the opinion included as Exhibit 5).

         23.2              Consent of Grant Thornton LLP.

         24 Power of Attorney (contained in the signature page to this Registration Statement).